Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement on Form S-4 of American National Bankshares Inc. of our report dated March 25, 2014, relating to our audit of the consolidated financial statements of MainStreet BankShares, Inc. and Subsidiaries, which appears in the Annual Report on Form 10-K of MainStreet BankShares, Inc. for the year ended December 31, 2014.

We also consent to the reference to our Firm under the caption “Experts” in the Prospectus, which is part of this Registration Statement.

Winchester, Virginia

October 15, 2014